Exhibit 99.1

FOR IMMEDIATE RELEASE

BAXTER REPORTS FIRST-QUARTER 2023 RESULTS

•First-quarter revenue of $3.65 billion decreased 2% on a reported basis and increased 2% on a constant currency basis1
•First-quarter U.S. GAAP earnings per share (EPS) totaled $0.09; Adjusted EPS totaled $0.59
•Baxter expects full-year 2023 sales growth of 1% to 2% on a reported basis and ~1% on a constant currency basis
•Baxter expects full-year U.S. GAAP EPS of $1.16 to $1.31 and adjusted EPS of $2.85 to $3.00

DEERFIELD, Ill., APRIL 27, 2023 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the first quarter of 2023.
“Baxter’s performance in the first quarter reflects sustained demand for our medically essential products amid a stabilizing macroeconomic climate and healthcare marketplace,” said José (Joe) E. Almeida, chairman, president and chief executive officer. “I am confident that the transformational actions announced earlier this year, and currently underway, will help us advance our performance, fueling enhanced agility, efficiency, and resilience as we navigate an evolving landscape. Our goal, as always, is to drive increasing impact and value for the patients, clinicians, investors and numerous other stakeholder communities that depend on us.”
First-Quarter Financial Results
Worldwide sales in the first quarter totaled approximately $3.65 billion, a decrease of 2% on a reported basis and an increase of 2% on a constant currency basis, exceeding the company’s previously issued guidance.

______________________
1 See tables to the press release for reconciliations of non-GAAP measures used in this press release to the corresponding U.S. GAAP measures.

Sales in the U.S. totaled $1.73 billion, decreasing 1% on a reported basis. International sales of $1.92 billion decreased 2% on a reported basis and increased 4% at constant currency rates.
Sales performance at constant currency rates reflects overall positive demand across the portfolio, supported by a continued recovery in patient and procedure volumes following the height of the COVID-19 pandemic, in combination with generally stabilizing macroeconomic conditions and an improvement in recent supply chain challenges. Sales growth in the quarter was primarily driven by strength in Advanced Surgery, Front Line Care, Pharmaceuticals and Renal Care. First-quarter performance was partially offset by expected declines in Acute Therapies and BioPharma Solutions as well as in Patient Support Systems, which reflected a slowdown in capital spending for certain healthcare products.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s product categories and segments.
For the first quarter, net income attributable to Baxter was $44 million, or $0.09 per diluted share, a decline of 36% on a U.S. GAAP (Generally Accepted Accounting Principles) basis. These results include special items totaling $253 million after tax, which were primarily related to intangible asset amortization, business optimization and separation costs. On an adjusted basis, net income attributable to Baxter totaled $297 million, or $0.59 per diluted share, a 37% decrease. Results in the quarter exceeded the company’s previously issued guidance, driven primarily by better-than-expected sales performance.
Advancing Strategic Transformation Initiatives
Baxter continues to execute against a range of strategic objectives announced in early 2023, focused on enhancing patient outcomes, innovation, efficiency and long-term shareholder value:
•The company is implementing a new operating model to realign its 10 businesses, region-based commercial geographies, and centralized manufacturing and supply chain operations into four vertically integrated global business segments: Medical Products and Therapies; Healthcare Systems and Technologies; Pharmaceuticals and BioPharma Solutions; and Kidney Care (through completion of the proposed spinoff). The company believes this new model will help fuel greater performance through enhanced strategic clarity, accountability, speed and innovation across the new segments. Baxter expects to report quarterly performance in line with the new operating model beginning in the second half of 2023.

•Progress is advancing on the proposed spinoff of Baxter’s Kidney Care segment (comprised of the company’s Renal Care and Acute Therapies product categories) into an independent, publicly traded company, with a preliminary operating model and organizational design now identified. The spinoff is currently expected to occur by July 2024 or earlier, subject to customary conditions.
Business Highlights
Baxter continues to advance its strategic priorities in pursuit of its Mission to Save and Sustain Lives. Among recent highlights, the company:
•Resubmitted the Novum IQ large volume pump (LVP) for U.S. FDA 510(k) clearance. The pump is part of Baxter’s leading edge Novum IQ infusion platform, which includes both large volume and syringe (SYR) infusion pumps. The platform features Baxter’s Dose IQ Safety Software and IQ Enterprise Connectivity Suite, intuitive digital health technologies developed to protect patients, manage devices, and provide advanced insights. The Novum IQ SYR is now in use in the U.S.
•Launched ZOSYN (piperacillin and tazobactam) Injection premix in the U.S. Zosyn premix is indicated for the treatment of multiple infections caused by susceptible bacteria and is available in Baxter’s proprietary single-dose Galaxy containers, which enable premixed medications to have a longer shelf life. Its frozen premix formulation helps support patient safety, simplify medication preparation and improve operational efficiencies.
•Commercially launched the new Baxter Patient Warming system, which minimizes risks associated with forced air warming, reduces noise and waste in the operating room, and lessens the burden on clinician workflows. The updated system eliminates the need for disposables, as the warming technology is built into the table pad and employs reusable conductive warming blankets that can reach temperatures of 43 degrees Celsius.
•Launched Floseal + Recothrom, the first and only active flowable hemostat with a recombinant thrombin, resulting in 1.5 times faster preparation. Floseal + Recothrom has a thrombin component manufactured using recombinant DNA technology, and therefore contains no human blood components and eliminates reliance on human blood donations.
•Introduced the ReadyConnect System for Baxter’s Centrella Smart+ Bed. This innovative system delivers reliable, cable-free connectivity between the hospital bed and most nurse call systems on the market, and requires no wireless network, incremental server software licenses, or other IT resources from the customer.
•Launched ExactaMix Pro, a next generation automated nutrition compounder. This new technology builds on Baxter’s original, industry leading ExactaMix automated nutrition compounder, which has been used in 1,000+ hospitals and compounding centers to create more than 100 million bags of medications customized to individual patients’ needs. ExactaMix Pro offers a wide array of enhancements designed to strengthen security, improve customer experience and offer stronger data reporting capabilities. It is also the first and, to date, only automated compounder certified to the U.S. FDA-recognized UL 2900-2-1 cybersecurity standard.
•Announced a collaborative research agreement with life sciences company Miromatrix to help support additional treatment options for patients with acute liver failure (ALF). Miromatrix has developed a new therapy called miroliverELAP, which combines its single-use bioengineered liver with Baxter’s PrisMax system and is designed to provide external support to the patient’s native liver as a bridge to transplant or bridge to recovery. The agreement includes an intended Phase I clinical trial designed to generate key evidence to support additional therapeutic options for patients.
Among recent corporate responsibility highlights, Baxter and the Baxter International Foundation advanced support for disaster relief in response to February’s devastating earthquake in Turkey and Syria. Support included cash grants and product donations managed through humanitarian partners Direct Relief and Americares.
2023 Financial Outlook
For full-year 2023: Baxter now expects U.S. GAAP earnings of $1.16 to $1.31 per diluted share and adjusted earnings, before special items, of $2.85 to $3.00 per diluted share. The company expects sales growth of 1% to 2% on a reported basis and approximately 1% on a constant currency basis.
For second-quarter 2023: The company expects sales growth of approximately 1% to 2% on a reported basis and 2% to 3% on a constant currency basis. The company expects U.S. GAAP earnings of $0.18 to $0.20 per diluted share and adjusted earnings, before special items, of $0.59 to $0.61 per diluted share.
First-Quarter 2023 Earnings Conference Call
A webcast of Baxter’s first-quarter 2023 conference call for investors can be accessed live from a link in the Investor Relations section of the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on April 27, 2023. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, kidney care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For more than 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measures
Net sales growth rates are presented on a constant currency basis. These non-GAAP financial measures provide information on the percentage change in net sales growth as if foreign currency exchange rates had remained constant between the prior and current periods.
Other non-GAAP financial measures included in this release and the accompanying tables (including within the tables that provide the company’s detailed reconciliations to the corresponding U.S. GAAP financial measures) are: adjusted gross margin, adjusted selling, general, and administrative expenses, adjusted research and development expenses, adjusted other operating income, net, adjusted operating income, adjusted income before income taxes, adjusted income tax expense, adjusted net income, adjusted net income attributable to Baxter stockholders and adjusted diluted earnings per share. Those non-GAAP financial measures exclude the impact of special items. For the quarters ended March 31, 2023 and 2022, special items for one or more periods included intangible asset amortization, business optimization items, acquisition and integration items, divestiture-related costs, expenses related to European medical devices regulation and product-related items. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
This release and the accompanying tables also include free cash flow, a non-GAAP financial measure that Baxter defines as operating cash flow less capital expenditures. Free cash flow is used by management and the company’s Board of Directors to evaluate the cash generated from Baxter’s operating activities each period after deducting its capital spending.
This release also includes forecasts of certain of the aforementioned non-GAAP measures on a forward-looking basis as part of the company’s financial outlook for upcoming periods.
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the company’s reconciliations to corresponding U.S. GAAP financial measures (which are included in the tables accompanying this release), may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for second quarter and full-year 2023) and business development and regulatory activities (including anticipated cost savings). These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the company’s ability to execute and complete strategic initiatives, asset dispositions and other transactions, including the proposed spinoff of the company’s Renal Care and Acute Therapies product categories; the company’s plans to simplify the company’s operating model and manufacturing footprint and the company’s review of strategic alternatives (including a potential sale) for the company’s BioPharma Solutions product category, the timing for such transactions, the ability to satisfy any applicable conditions and the expected proceeds, consideration and benefits; failure to accurately forecast or achieve the company’s short- and long-term financial improvement performance and goals (including with respect to the company’s strategic actions); the company’s ability to execute on its capital allocation plans, including the company’s debt repayment plans, the timing and amount of any dividends, share repurchases and acquisition proceeds and the capital structure of the public company that the company expects to form as a result of the proposed spinoff (and the resulting capital structure for the remaining company); the impact of global economic conditions (including, among other things, inflation levels, interest rates, financial market volatility, banking crises, the potential for a recession, the ongoing war in Ukraine, the related economic sanctions being imposed globally in response to the conflict and potential trade wars) and continuing public health crises, pandemics and epidemics, such as the ongoing COVID-19 pandemic, or the anticipation of any of the foregoing, on the company’s operations and on the company’s employees, customers and suppliers, including foreign governments in countries in which the company operates; downgrades to the company’s credit ratings or ratings outlooks, and the related impact on the company’s funding costs and liquidity; demand for and market acceptance risks for and competitive pressures related to new and existing products (including challenges with the company’s ability to accurately predict changing consumer preferences and future expenditures, which has led to and may continue to lead to increased inventory levels, and needs and advances in technology and the resulting impact on customer inventory levels and the impact of reduced hospital admission rates and elective surgery volumes), and the impact of those products on quality and patient safety concerns; the continuity, availability and pricing of acceptable raw materials and component parts (and the company’s ability to pass some or all of these costs to the company’s customers through recent price increases or otherwise), and the related continuity of the company’s manufacturing and distribution and those of the company’s suppliers; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing, sterilization or supply difficulties (including as a result of natural disaster, public health crises and epidemics/pandemics, regulatory actions or otherwise); product development risks, including satisfactory clinical performance and obtaining and maintaining required regulatory approvals (including as a result of evolving regulatory requirements), the ability to manufacture at appropriate scale, and the general unpredictability associated with the product development cycle; the company’s ability to finance and develop new products or enhancements on commercially acceptable terms or at all; loss of key employees, the occurrence of labor disruptions or the inability to identify and recruit new employees; product quality or patient safety issues leading to product recalls, withdrawals, launch delays, warning letters, import bans, sanctions, seizures, litigation, or declining sales, including the focus on evaluating product portfolios for the potential presence or formation of nitrosamines; breaches or failures of the company’s information technology systems or products, including by cyber-attack, data leakage, unauthorized access or theft (as a result of remote working arrangements or otherwise); future actions of (or failures to act or delays in acting by) FDA, the European Medicines Agency or any other regulatory body or government authority (including the SEC, Department of Justice, the Federal Trade Commission, Centers for Medicare & Medicaid Services or the Attorney General of any State) that could delay, limit or suspend product development, manufacturing, sale or reimbursement or result in seizures, recalls, injunctions, monetary sanctions or criminal or civil liabilities, including the continued delay in lifting the warning letter at the company’s Ahmedabad facility; failures with respect to the company’s quality, compliance or ethics programs; future actions of third parties, including third-party payers and the company’s customers and distributors (including group purchasing organizations and integrated delivery networks), the impact of healthcare reform and its implementation, suspension, repeal, replacement, amendment, modification and other similar actions undertaken by the United States or foreign governments; the outcome of pending or future litigation, including the opioid, ethylene oxide and Linet antitrust litigation or other claims; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global regulatory, trade and tax policies (including with respect to climate change and other sustainability matters); the ability to protect or enforce the company’s owned or in-licensed patent or other proprietary rights (including trademarks, copyrights, trade secrets and know-how) or patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; the impact of any goodwill or other intangible asset impairments on the company’s operating results; fluctuations in foreign exchange and interest rates; any changes in law concerning the taxation of income (whether with respect to current or future tax reform); actions by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Centrella, Dose IQ, ExactaMix, ExactaMix Pro, Floseal, Galaxy, IQ Enterprise, Novum IQ, PrisMax, ReadyConnect, Recothrom and Zosyn are registered trademarks of Baxter International Inc. or its subsidiaries.
Miroliver and miroliverELAP are registered trademarks of Miromatrix Medical, Inc.
Any other trademarks or product brands appearing herein are the property of their respective owners.

Media Contact
Steve Brett, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

###

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended March 31,
	2023	2022	Change
NET SALES	$3,649	$3,707	(2)%
COST OF SALES	2,302	2,359	(2)%
GROSS MARGIN	1,347	1,348	(0)%
% of Net Sales	36.9%	36.4%	0.5 pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,010	1,052	(4)%
% of Net Sales	27.7%	28.4%	(0.7 pts)
RESEARCH AND DEVELOPMENT EXPENSES	164	150	9%
% of Net Sales	4.5%	4.0%	0.5 pts
OTHER OPERATING INCOME, NET	(13)	(17)	(24)%
OPERATING INCOME	186	163	14%
% of Net Sales	5.1%	4.4%	0.7 pts
INTEREST EXPENSE, NET	117	85	38%
OTHER INCOME, NET	(1)	(16)	(94)%
INCOME BEFORE INCOME TAXES	70	94	(26)%
INCOME TAX EXPENSE	25	21	19%
% of Income Before Income Taxes	35.7%	22.3%	13.4 pts
NET INCOME	45	73	(38)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1	2	(50)%
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$44	$71	(38)%

EARNINGS PER SHARE
Basic	$0.09	$0.14	(36)%
Diluted	$0.09	$0.14	(36)%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	505	503
Diluted	507	509

ADJUSTED OPERATING INCOME (excluding special items)¹	$503	$666	(24)%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$387	$597	(35)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$297	$471	(37)%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.59	$0.93	(37)%
1    Refer to page 10 for a description of the adjustments and a reconciliation to U.S. GAAP measures.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the three months ended March 31, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,347	$1,010	$164	$(13)	$186	$70	$25	$45	$44	$0.09
Reported percent of net sales (or percent of income before income taxes for income tax expense)	36.9%	27.7%	4.5%	(0.4)%	5.1%	1.9%	35.7%	1.2%	1.2%
Intangible asset amortization[1]	110	(52)	—	—	162	162	36	126	126	0.25
Business optimization items[2]	35	(92)	(7)	—	134	134	27	107	107	0.21
Acquisition and integration items[3]	—	(6)	—	13	(7)	(7)	(2)	(5)	(5)	(0.01)
Divestiture-related costs[4]	1	(15)	—	—	16	16	—	16	16	0.03
European medical devices regulation[5]	12	—	—	—	12	12	3	9	9	0.02
Adjusted	$1,505	$845	$157	$—	$503	$387	$89	$298	$297	$0.59
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	41.2%	23.2%	4.3%	0.0%	13.8%	10.6%	23.0%	8.2%	8.1%

The company’s U.S. GAAP results for the three months ended March 31, 2022 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Expense, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,348	$1,052	$150	$(17)	$163	$94	$21	$73	$71	$0.14
Reported percent of net sales (or percent of income before income taxes for income tax expense)	36.4%	28.4%	4.0%	(0.5)%	4.4%	2.5%	22.3%	2.0%	1.9%
Intangible asset amortization[1]	122	(95)	—	—	217	217	48	169	169	0.33
Business optimization items[2]	2	(78)	(1)	—	81	81	20	61	61	0.12
Acquisition and integration items[3]	164	(24)	—	17	171	171	30	141	141	0.28
European medical devices regulation[5]	11	—	—	—	11	11	2	9	9	0.02
Product-related items[6]	23	—	—	—	23	23	3	20	20	0.04
Adjusted	$1,670	$855	$149	$—	$666	$597	$124	$473	$471	$0.93
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	45.0%	23.1%	4.0%	0.0%	18.0%	16.1%	20.8%	12.8%	12.7%
1The company’s results in 2023 and 2022 included intangible asset amortization expense of $162 million ($126 million, or $0.25 per diluted share, on an after-tax basis) and $217 million ($169 million, or $0.33 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2023 and 2022 included charges of $134 million ($107 million, or $0.21 per diluted share, on an after-tax basis) and $81 million ($61 million, or $0.12 per diluted share, on an after-tax basis), respectively, associated with its execution of programs to optimize its organization and cost structure. These restructuring and other business optimization costs included actions related to its current implementation of a new operating model intended to simplify and streamline its operations, its integration of Hillrom, rationalization of certain manufacturing and distribution facilities and transformation of certain general and administrative functions.
3The company’s results in 2023 included $7 million ($5 million, or $0.01 per diluted share, on an after-tax basis) of net benefits from acquisition and integration-related items. That amount includes $13 million of net gains from changes in the estimated fair values of contingent consideration liabilities, partially offset by $6 million of integration costs, which primarily included third party consulting costs related to its integration of Hillrom. The company’s results in 2022 included $171 million ($141 million, or $0.28 per diluted share, on an after-tax basis) of acquisition and integration-related expenses. That amount includes costs related to its acquisition of Hillrom, primarily reflecting incremental costs of sales from the fair value step-ups on acquired Hillrom inventory that was sold during the period. The acquisition and integration-related expenses related to Hillrom were partially offset by net gains from changes in the estimated fair values of contingent consideration liabilities assumed in the Hillrom acquisition.
4The company's results in 2023 included costs of $16 million ($16 million, or $0.03 per diluted share, on an after-tax basis) of divestiture-related costs, primarily reflecting costs of external advisors supporting its activities to prepare for the proposed spinoff of its Renal Care and Acute Therapies product categories and the pursuit of strategic alternatives (including a potential sale) of its BioPharma Solutions (BPS) product category.
5The company’s results in 2023 and 2022 included costs of $12 million ($9 million, or $0.02 per diluted share, on an after-tax basis) and $11 million ($9 million, or $0.02 per diluted share, on an after-tax basis), respectively, of incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consist of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-
time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
6The company's results in 2022 included charges of $23 million ($20 million, or $0.04 per diluted share, on an after-tax basis) related to warranty and remediation activities from two field corrective actions on certain of its infusion pumps.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2023	2022	% Growth @ Actual Rates	% Growth @ Constant Rates
Americas	$1,602	$1,626	(1)%	(1)%
EMEA	714	699	2%	9%
APAC	602	627	(4)%	3%
Hillrom	731	755	(3)%	(2)%
Total Baxter	$3,649	$3,707	(2)%	2%
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Sales by Product Category
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2023	2022	% Growth @ Actual Rates	% Growth @ Constant Rates
Renal Care ¹	$892	$894	(0)%	4%
Medication Delivery ²	687	706	(3)%	(0)%
Pharmaceuticals ³	523	521	0%	5%
Clinical Nutrition [4]	224	227	(1)%	3%
Advanced Surgery [5]	246	228	8%	11%
Acute Therapies [6]	180	188	(4)%	(1)%
BioPharma Solutions [7]	139	156	(11)%	(9)%
Patient Support Systems [8]	348	383	(9)%	(8)%
Front Line Care [9]	302	294	3%	4%
Global Surgical Solutions [10]	81	78	4%	8%
Other [11]	27	32	(16)%	(16)%
Total Baxter	$3,649	$3,707	(2)%	2%
1Includes sales of the company’s peritoneal dialysis (PD), hemodialysis (HD) and additional dialysis therapies and services.
2Includes sales of the company’s intravenous (IV) therapies, infusion pumps, administration sets and drug reconstitution devices.
3Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.
4Includes sales of the company’s parenteral nutrition therapies and related products.
5Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.
6Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the intensive care unit (ICU).
7Includes sales of contracted services the company provides to various pharmaceutical and biopharmaceutical companies.
8Includes sales of the company's connected care solutions: devices, software, communications and integration technologies and smart beds.
9Includes sales of the company's integrated patient monitoring and diagnostic technologies to help diagnose, treat and manage a wide variety of illness and diseases, including respiratory therapy, cardiology, vision screening and physical assessment.
10Includes sales of the company's surgical video technologies, tables, lights, pendants, precision positioning devices and other accessories.
11Includes sales of other miscellaneous product and service offerings.
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Product Category Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2023			2022			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$232	$660	$892	$225	$669	$894	3%	(1)%	(0)%
Medication Delivery	436	251	687	472	234	706	(8)%	7%	(3)%
Pharmaceuticals	173	350	523	157	364	521	10%	(4)%	0%
Clinical Nutrition	78	146	224	84	143	227	(7)%	2%	(1)%
Advanced Surgery	144	102	246	136	92	228	6%	11%	8%
Acute Therapies	61	119	180	68	120	188	(10)%	(1)%	(4)%
BioPharma Solutions	69	70	139	52	104	156	33%	(33)%	(11)%
Patient Support Systems	260	88	348	295	88	383	(12)%	0%	(9)%
Front Line Care	221	81	302	207	87	294	7%	(7)%	3%
Global Surgical Solutions	38	43	81	37	41	78	3%	5%	4%
Other	22	5	27	24	8	32	(8)%	(38)%	(16)%
Total Baxter	$1,734	$1,915	$3,649	$1,757	$1,950	$3,707	(1)%	(2)%	(2)%

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BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2023	2022
Cash flows from operations – continuing operations	$479	$208
Cash flows from investing activities	(170)	(304)
Cash flows from financing activities	(372)	(548)

Cash flows from operations - continuing operations	$479	$208
Capital expenditures	(172)	(140)
Free cash flow - continuing operations	$307	$68
Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measures
Projected Second Quarter and Full Year 2023 U.S. GAAP Sales Growth to Projected Constant Currency Sales Growth, and Projected Second Quarter and Full Year 2023 U.S. GAAP Earnings Per Share to Projected Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q2 2023*	FY 2023*
Sales Growth - U.S. GAAP	1% - 2%	1% - 2%
Foreign exchange	1%	(1)% - 0%
Sales Growth - Constant Currency	2% - 3%	~ 1%
*Totals may not foot due to rounding

Earnings Per Share Guidance	Q2 2023*	FY 2023*
Earnings per Diluted Share - U.S. GAAP	$0.18 - $0.20	$1.16 - $1.31
Estimated intangible asset amortization	$0.24	$0.96
Estimated business optimization items	$0.02	$0.24
Estimated acquisition and integration items	$0.02	$0.05
Estimated divestiture-related costs	$0.11	$0.36
Estimated European medical devices regulation	$0.02	$0.08
Earnings per Diluted Share - Adjusted	$0.59- $0.61	$2.85 - $3.00
*Totals may not foot due to rounding

The company’s outlook for U.S. GAAP earnings per share only includes the impact of special items that are known or expected as of the date of this release. Accordingly, actual U.S. GAAP earnings per share for the second quarter and full year of 2023 may differ significantly from those amounts. For example, the company’s outlook does not reflect the potential impact of future business or asset acquisitions or dispositions (including discontinued operations presentation, if applicable), goodwill or intangible asset impairments, restructuring actions, developments related to gain or loss contingencies, or unusual or infrequently occurring items that may occur during the remainder of 2023.